EXHIBIT 23.7

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cendant Corporation of our report dated February 2, 1996, relating to the consolidated financial statements of Ideon Group, Inc., which appears in the Current Report on Form 8-K of Cendant Corporation dated January 29, 1998.


PRICE WATERHOUSE LLP
Tampa, Florida
March 5, 1998